SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) March 31, 2000
                                  -----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
                                                         --------------


















                                      - 1 -
ITEM 5. OTHER EVENTS

     On March 31, 2000, General Motors Corporation (GM) issued a press release announcing that GM is poised to unlock potential with innovative products, global growth and e-business and stockholders are asked to approve increase in Class H shares, elect new board member at annual meeting. The release is as follows:


      GM POISED TO UNLOCK POTENTIAL WITH INNOVATIVE PRODUCTS, GLOBAL GROWTH
         AND E-BUSINESS, LEADERSHIP TELLS STOCKHOLDERS IN ANNUAL REPORT

            STOCKHOLDERS ASKED TO APPROVE INCREASE IN CLASS H SHARES,
                    ELECT NEW BOARD MEMBER AT ANNUAL MEETING

     DETROIT -- General Motors plans to build on its momentum and open up whole new worlds of potential with innovative new products, global growth and e-business initiatives. That's the key message in a letter to stockholders from GM's top leadership in the corporation's 1999 annual report, which is being mailed to stockholders beginning this week. The letter was signed by GM Chairman and Chief Executive Officer John F. Smith, Jr., Vice Chairman Harry J. Pearce, and President and Chief Operating Officer G. Richard Wagoner, Jr., who will become chief executive officer June 1. "All three of us are more excited than ever about the future of General Motors," the letter states.

     Of particular interest to GM stockholders this year is the fact that GM's 26-percent total return to stockholders in 1999 bested GM's competitors as well as key indices such as the S&P 500.

Preliminary Proxy, Annual Meeting of Stockholders

     In a preliminary proxy filed with the U.S. Securities and Exchange Commission today, GM disclosed that up to six stockholder proposals and three management proposals will be considered by stockholders at the corporation's annual stockholders' meeting, which will take place at 9:30 a.m. EDT in Wilmington, Del., June 6, 2000. The final proxy statement is expected to be mailed to stockholders beginning the week of April 17.

     In addition to the election of directors and ratification of independent auditors, a management proposal, which was announced March 6 following authorization by the board of directors, asks stockholders to increase the number of authorized shares of GM Class H common stock from 600 million shares to 3.6 billion shares. If approved, the GM board currently expects that it will declare a split of the Class H stock in the form of a stock dividend shortly after the annual meeting. The ratio of such a stock split would be determined by the GM board at that time.

Election of Directors

     Stockholders are being asked to elect 13 directors to the board. Of the 13, one is a new nominee: Lloyd D. Ward, 51, chairman and chief executive officer of Maytag Corp. Ward joined Maytag in 1996 and was elected to his current position in August 1999. In addition to the Maytag board, Ward is also a member of the J.P. Morgan & Co. Inc. board of directors.

     Two long-time members of GM's board will retire this year, pursuant to the board's retirement policy. John G. Smale, former GM Chairman and a GM director since 1982, and Charles T. Fisher III, a board member since 1972, will retire from the board. In addition, board members Ann D. McLaughlin and Dr. Louis W. Sullivan have requested that they not be included among the nominees for reelection. McLaughlin has served on the GM board since 1990; Sullivan since 1993.

     "We appreciate the dedicated service of these board members and the role they played in supporting the management team during the critical years of GM's turnaround," Smith said.

Executive Compensation

     The GM proxy also includes a report on GM executive compensation, including the compensation of GM's five top executive officers during 1999.

     The overall cash compensation for these officers, including base salary, annual incentives, long-term incentives, a one-time stock grant tied to return on net assets (RONA) performance, and stock options exercised during 1999, is as follows:

                                          Salary and        Realized Value of
                                          Incentives        of Stock Options*

Chairman and Chief Executive
Officer John F. Smith, Jr.                $12,253,848            $6,041,002

Vice Chairman
Harry J. Pearce                            $6,263,930              $683,071

President and Chief Operating Officer
G. Richard Wagoner, Jr.                    $6,257,950            $3,475,746

Executive Vice President
J. Michael Losh                            $4,268,706            $3,741,982

Executive Vice President
Ronald L. Zarrella                         $3,681,697            $2,429,785

*All of the options for Smith, Pearce and Wagoner, and nearly half of the options for Zarrella were stock-for-stock option exercises, which resulted in increased stock ownership for each of these officers.

     Annual incentive awards were tied to achieving aggressive performance targets for 1999 relating to net income, RONA, market share and quality. In recent years, payouts under the long-term GM Performance Achievement Plan (PAP) were tied to pre-established RONA targets. Beginning in 1999, however, these awards were based on total shareholder return compared with other companies in the Standard and Poor's 500 Index.

     "During 1999, General Motors generated stockholder returns of 26 percent -- well above the returns offered by Ford, DaimlerChrysler, and many other relevant equity indices, including the S&P 500," the Executive Compensation Committee noted.

     The board's Executive Compensation Committee reported in the proxy that Smith's base salary for 2000 was increased, "in recognition of his continued strong leadership and performance."

Annual Report

     Noting that many of GM's competitors and other businesses are trying to achieve the size and global reach of GM, the corporation needs more than its size to gain a competitive edge, GM's top leadership said in the annual report's letter to stockholders. "The debate in our industry used to be big vs. small. That debate is now over: Big won. With most everyone now being big, the key to success is: Big and fast," the letter stated.

     "At GM, our people know that while our company's potential is almost unlimited, we have only a narrow window of opportunity to cash in on that 'head start' we have down the road toward greater globalization," the letter continues. "The key will be to maximize all the strengths and advantages of being a big company, while acting with the urgency and speed of a small company."

     The letter cites the recent launch of four all-new large sport utility vehicles, the Chevrolet Suburban and Tahoe and GMC Yukon and Yukon XL, and the introduction in Europe of the Opel/Vauxhall compact Zafira van with its industry-leading "Flex-7" seating system. Also cited were three new crossover vehicles scheduled for production in the near future -- Pontiac Aztek, Chevrolet Avalanche, and Buick Rendezvous -- and the 10 concept vehicles shown on this year's auto-show circuit, six of which are being considered for production. "At no time in recent memory has GM been reaching with its approach to product as much as it is right now," the letter states.

     GM's top leaders cite GM's strategy of partnerships and collaborations with select automakers as "something that may seem out of place in today's world of outright mergers and acquisitions, but a strategy we think makes a great deal of sense."

     The potential of the Internet and other communications technologies is "particularly great" for General Motors, "in part because of our size," the letter states. "For instance, more than 70 million Americans own GM vehicles and every year more than eight million people around the world buy new GM vehicles, each of which could one day be considered a rolling platform for a whole range of in-vehicle communications products and the subscription fees that go along with them."

                                           # # #

Note: Complete press releases and photography available on the Internet at GM Media Online (http://media.gm.com), including direct links to the
         following:   --------------------

               A complete copy of the 1999 GM Annual Report as a .PDF file The letter to stockholders from the 1999 Annual Report
               An image of the 1999 Annual Report front cover
               A biography and photo of Lloyd D. Ward

         High-resolution photography is also available through Wieck Photo Database at 972-392-0888, including:

               A photo file of Mr. Ward
               The front-cover photo of the GM 1999 Annual Report

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                                  (Registrant)
Date    March 31, 2000
        -----------------
                                       By
                                          s/Peter R. Bible
                                          -------------------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)